UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

November 17, 2015

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969
(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 17, 2015, Roper Technologies, Inc. (the "Company") entered into indemnification agreements with each of its directors and the following executive officers: Brian D. Jellison, Chairman of the Board, President and Chief Executive Officer, John Humphrey, Executive Vice President and Chief Financial Officer, David B. Liner, Vice President, General Counsel and Secretary, and Pau J. Soni, Vice President and Corporate Controller (each such director and executive officer being referred to as an "Indemnitee").

Each indemnification agreement provides that the Company will generally indemnify the Indemnitee to the fullest extent permitted under Delaware law, as currently in effect or as it may be amended to increase the scope of permitted indemnification, against any and all Losses if the Indemnitee was, is or becomes a party to or a participant in, or is threatened to become a party or participant in, any threatened, pending or completed action, proceeding, claim, inquiry, or investigation, including claims brought by or in the right of the Company or a third party or in which the Indemnitee is solely a witness, related to the Indemnitee's service as a director, officer, employee or agent of the Company or service to a subsidiary or other enterprise at the Company's request. The Company will also indemnify the Indemnitee in connection with the enforcement of Indemnitee's indemnification rights. The Company will advance expenses prior to the final disposition of any such proceeding, and the Indemnitee will repay any amounts paid, advanced or reimbursed by the Company if it is determined that Indemnitee is not entitled to indemnification under the indemnification agreement.

Subject to certain exceptions set forth in the indemnification agreements, the Company is not required to indemnify or advance funds to an Indemnitee with respect to proceedings initiated by the Indemnitee, if a court of competent jurisdiction makes a final decision that indemnification is prohibited by applicable law, for the disgorgement of profits from the purchase or sale of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or for Indemnitee's reimbursement to the Company of any bonus or other incentive-based or equity compensation previously received by the Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required under the Exchange Act. In addition, the Company is not required to make any payments to the Indemnitee to the extent that the Indemnitee otherwise received payment under any insurance policy, the Company's Certificate of Incorporation or By-laws, applicable law, or any other contract.

The Indemnitee's rights are in addition to any other rights the Indemnitee may have under the Company's Certificate of Incorporation or By-laws, Delaware law or any other contract. The obligations of the Company under the indemnification agreement are effective as of the date that the Indemnitee first became a director or officer of the Company or first served at the Company's request and continues so long as the Indemnitee may be subject to any possible indemnifiable claim or proceeding to enforce or interpret Indemnitee's rights under the indemnification agreement, even if the Indemnitee has ceased to serve the Company as a director or officer or at its request.

The foregoing description does not purport to summarize all of the provisions of the indemnification agreements and is qualified in its entirety by reference to the form of indemnification agreement filed with this Current Report on Form 8-K as Exhibit 10, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10                          Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER TECHNOLOGIES, INC.

Date: November 20, 2015                                                                                                                By:            /s/ David B. Liner
David B. Liner
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit 10                          Form of Indemnification Agreement